EXHIBIT 11
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                      CUMMINS ENGINE COMPANY, INC.
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              SCHEDULE OF COMPUTATION OF PER SHARE EARNINGS
               FOR THE THIRD QUARTER AND NINE MONTHS ENDED
                SEPTEMBER 28, 1997 AND SEPTEMBER 29, 1996
               ____________________________________________


                                        Third Quarter         Nine Months
                                      _________________    _________________
                                      Weighted             Weighted
                                      Average    Net       Average    Net
Millions, Except per Share Amounts     Shares  Earnings     Shares  Earnings
__________________________________     ______  ________     ______  ________

1997
____

Shares outstanding & net earnings       38.3    $ 54         38.3    $148
Options                                   .2       -           .1       -
                                        ____     ___         ____    ____
Used in the determination of
 earnings per share                     38.5    $ 54         38.4    $148
                                        ____     ___         ____    ____
                                        ____     ___         ____    ____
Primary and fully diluted
 earnings per share                            $1.40                $3.85
                                               _____                _____
                                               _____                _____

1996
____

Shares outstanding & net earnings       39.6    $ 26         40.0    $119
Options                                    -       -            -       -
                                        ____     ___         ____    ____
Used in the determination of
 earnings per share                     39.6    $ 26         40.0    $119
                                        ____     ___         ____    ____
                                        ____     ___         ____    ____
Primary and fully diluted
 earnings per share                            $0.67                $2.99
                                                ____                _____
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